UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2012, CCT Funding LLC (“CCT Funding”), a wholly-owned Delaware limited liability company subsidiary of Corporate Capital Trust, Inc., entered into an amendment (the “Second Amendment”) to its credit agreement with Deutsche Bank AG, New York Branch (the “Credit Agreement”). As already reported, the Credit Agreement, originally dated as of August 22, 2011, was previously amended by a first amendment thereto dated as of February 28, 2012 to partially exercise the available accordion feature provided in the Credit Agreement in order to permit aggregate borrowings of up to $175,000,000. The Second Amendment further exercises the Credit Agreement’s available accordion feature to provide for the extension of a new tranche of commitments (the “Tranche C Loans”) with borrowings in an aggregate amount of up to $65,000,000, in addition to the existing $175,000,000 of available borrowings, for total borrowings available under the facility of $240,000,000.

The Tranche C Loans will generally bear interest based on a three-month adjusted London interbank offered rate for the relevant interest period, plus a spread of 1.70% per annum. Interest is payable monthly in arrears. Any amounts borrowed as Tranche C Loans under the Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on August 20, 2014. The lenders under the Tranche C Loans may change the interest rate, applicable margins, and termination date for the Tranche C Loans upon 60 days’ prior written notice.

No other material modifications have been made to the terms and conditions of the Credit Agreement.

The foregoing description of the Second Amendment in this Item 1.01 does not purport to be complete in scope and is qualified in its entirety by the full text of the Second Amendment and the full text of the previously filed Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

As of the date of this filing, CCT Funding had borrowed an aggregate of $152,540,000 million in principal amount under the Credit Agreement’s credit facility.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Credit Agreement between CCT Funding LLC and Deutsche Bank AG, New York Branch. (Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the SEC.)

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2012	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre

Paul S. Saint-Pierre
Chief Financial Officer